Exhibit 99.1

TECHNOLOGY TRANSFER AGREEMENT

        THIS TECHNOLOGY TRANSFER AGREEMENT (“Agreement”) is entered into as of September 30, 2003(“Effective Date”) between SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (“SLC”), and NEUROSCIENCE SOLUTIONS CORPORATION. a California corporation (“NSC”). Capitalized terms not otherwise defined in this Agreement are to be defined in Exhibit A. SLC and NSC may be referred to herein individually as a “party” and collectively as the “parties.”

RECITALS

        A.    SLC provides products and services for use in developing the underlying cognitive skills required for reading.

        B.    SLC’s products and services are based on patents, copyrights, trade secrets and other intellectual property, some of which SLC owns and some of which SLC has licensed from the Regents of the University of California (“UC Regents”) and Rutgers University (“Rutgers”) pursuant to an Exclusive License Agreement dated September 27, 1996 as amended by Amendment No. 1 effective as of January 1, 1999, Amendment No. 2 effective as of September 13, 2001 and Amendment No. 3 effective as of September 30, 2003 (“UC License“).

        C.    NSC is a recently-established company that intends to develop products and services for the health field using certain intellectual property and other assets of SLC, including the intellectual property licensed to SLC under the UC License.

        D.   SLC and NSC desire to provide for: (1) the sale by SLC of certain research, prototypes, certain related intellectual property and other assets to NSC, (2) a royalty-bearing limited license to NSC of certain other intellectual property owned or licensable by SLC, including a sublicense of rights under the UC License; (3) a royalty-bearing limited cross license to SLC of certain intellectual property developed by NSC; (4) a services agreement pursuant to which SLC would provide certain technical services to NSC; and (5) the issuance to SLC of shares of NSC’s Series A Preferred Stock, all subject to and in accordance with the terms and conditions of this Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Description of the Transaction.

        1.1    Closing. The closing of the transactions contemplated hereunder (”Closing”) shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, San Francisco, California upon the closing of a Qualified Series A Financing or as soon as practicable thereafter by mutual agreement of the parties. If the closing of a Qualified Series A Financing does not occur by September 30, 2003, then this Agreement shall terminate and be of no further effect (subject to Section 8.4).

        1.2    Purchase of Certain Assets.

                  (a)    Assigned Assets. At the Closing and subject to the terms and conditions of this Agreement, SLC shall sell, transfer and deliver to NSC, and NSC shall purchase from SLC, the assets identified on Schedule 1.2 (“Assigned Assets”) in consideration of the Purchase Price (defined below). In addition, if at any time after the Effective Date, SLC locates additional materials that, in SLC’s reasonable judgment, are part of the Assigned Assets but that were not transferred to NSC at the Closing, SLC shall promptly transfer such materials to NSC.

                  (b)   Excluded Assets. Notwithstanding the foregoing, the assets identified on Schedule 1.2 as excluded assets (“Excluded Assets”) are not a part of the sale and purchase contemplated by this Agreement and are excluded from the Assigned Assets.

                  (c)    Liabilities. NSC shall assume as of the Closing and subsequently, in due course, pay, honor and discharge (except where it is contesting in good faith) only those liabilities and responsibilities relating to the Assigned Assets, which liabilities arise on or after the Closing, listed on Schedule 1.2 (“Assumed Liabilities”). Except as set forth in the preceding sentence, NSC shall not assume, and SLC shall retain and be responsible for, any and all other liabilities and obligations of SLC.

        1.3   Issuance of Stock.

                  (a)    At the Closing, and as a condition thereof, in partial consideration for the license by SLC under Section 2.1 of the SLC License (as defined below), NSC shall issue to SLC a number of shares of NSC’s Series A Preferred Stock (“Consideration Shares”) such that, immediately following such issuance, the Consideration Shares shall equal ten percent (10%) of the number of Issued Shares of NSC; provided, however, if NSC raises more than an aggregate of three million dollars ($3,000,000) in connection with its Qualified Series A Financing, such ten percent (10%) of the number of Issued Shares shall be calculated as if NSC had only raised three million dollars ($3,000,000) in connection with such Qualified Series A Financing.

                  (b)     If aggregate gross proceeds to NSC in connection with the Qualified Series A Financing exceed $3 million, SLC shall have the one-time right, concurrently with the Closing hereunder, to purchase additional shares (“Gross-Up Shares”) of NSC’s Series A Preferred Stock in the Qualified Series A Financing, and on the same terms and conditions as offered to investors generally in such financing, such that, if SLC chooses to exercise such right in full, immediately following the Closing, SLC shall hold ten percent (10%) of the number of Issued Shares of NSC. In the event that there are multiple Closings in connection with the Qualified Series A Financing, SLC shall have its one-time right to purchase Gross-Up Shares at the initial closing in which it participates, concurrent with the Closing under this Agreement, and thereafter shall rely upon such rights to participate in subsequent closings as it may have pursuant to Section 1.3(d).

                   (c)    In connection with the sale and issuance of the Consideration Shares and Gross-Up Shares to SLC, SLC shall (i) become a party to any Series A Stock Purchase Agreement (“Stock Purchase Agreement”) and related agreements (including, as applicable, an Investor Rights Agreement and a Co-Sale and Right of First Refusal Agreement, collectively, the “Related Series A Agreements”) executed by investors generally in connection with the Qualified Series A Financing and (ii) be afforded all rights, preferences and privileges afforded to investors generally in consideration of the purchase of shares of NSC’s Series A Preferred Stock. In connection therewith, at the Closing, NSC shall execute and deliver to SLC such Stock Purchase Agreement and Related Series A Agreements, if any. Without limiting the foregoing, the rights, preferences and privileges of the Series A Preferred Stock shall include conventional weighted-average anti-dilution protections and the rights granted to SLC shall include co-sale rights; provided however, that SLC hereby acknowledges and agrees that such protections and rights shall be on the same terms as granted to and agreed by investors generally in such Qualified Series A Financing and shall be effected by SLC becoming a party to, and governed by, the Stock Purchase Agreement and Related Series A Agreements. Upon execution of the Stock Purchase Agreement and Related Series A Agreements, and provided the Stock Purchase Agreement and Related Series A Agreements contain co-sale rights and provided the articles of incorporation of NSC provide the Series A preferred stock with weighted average anti-dilution protection, then this Section 1.3(c) of this Agreement shall become null and void.

                   (d)    In addition, on and after the Closing SLC shall have a right to participate in all future issuances by NSC of Equity Securities, with certain customary exceptions. It is anticipated that such a right shall be granted to investors generally in the Stock Purchase Agreement or the Related Series A Agreements. In the event such a right is not granted in said agreements, SLC shall have a right to purchase SLC’s pro rata share of Equity Securities issued by NSC, as further described in this paragraph. SLC’s pro rata share shall be equal to the ratio of (a) the number of shares of NSC’s Common Stock (on an as-converted and fully-diluted basis) held by SLC immediately prior to the issuance of such securities to (b) the total number of shares of NSC’s outstanding Common Stock (on an as-converted and fully-diluted basis) immediately prior to the issuance of such Equity Securities. This right of participation shall have no application to the issuance of any of the following Equity Securities: (i) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like) issued or to be issued after the Financing Closing to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or agreements or other arrangements that are approved by NSC’s Board of Directors; (ii) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors; (iii) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend or recapitalization by NSC; (iv) any Equity Securities issued with the approval of NSC’s Board of Directors in connection with joint ventures, manufacturing, marketing, distribution arrangements or similar strategic transactions; (v) any Equity Securities that are issued pursuant to a registration statement filed under the Securities Act of 1933, as amended (“Securities Act”); (vi) any Equity Securities issued with the approval of NSC’s Board of Directors pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, debt financing from a bank or similar financial institution, consulting arrangement or other similar commercial arrangement; and (vii) any Equity Securities issued upon exercise or conversion of Equity Securities that have been issued in compliance with this Section 1.3(d) . NSC shall provide SLC with written notice of any issuance in which SLC may invoke its right to participate. Such notice shall contain the material terms of the contemplated issuance. SLC shall have 14 days following receipt of such notice to advise NSC that it intends to exercise its right hereunder, and if it does not do so, such right shall lapse as to that specific issuance for which the notice was provided. Notwithstanding the foregoing, SLC’s right of first refusal under this section 1.3(d)(i) shall terminate upon the earlier of (i) the consummation by NSC of an underwritten public offering of shares of its Common Stock, or (ii) a Change of Control (as defined in section 1.2 of the SLC License) of NSC in which the Series A Preferred Stock is either converted or exchanged for cash and/or securities of any issuer which is required to file periodic reports with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”) Act. Notwithstanding the preceding section 1.3(d)(i), if SLC is afforded a right to participate in future issuances of Equity Securities by virtue of being a party to the Stock Purchase Agreement or Related Series A Agreements, SLC shall be afforded no additional rights by the operation of Section 1.3(d)(i) of this Agreement and upon execution of such Stock Purchase Agreement or Related Series A Agreements by SLC Section 1.3(d)(i) shall become null and void.

                   (e)    Notwithstanding any provision in the Stock Purchase Agreement, the Related Series A Agreements, if any, or any other agreement: (a) all shares of NSC’s capital stock acquired by SLC (including any portion thereof), and all rights, preferences and privileges appurtenant thereto, shall be fully and freely transferable as follows: (i) from SLC to the UC Regents, and (ii) from the UC Regents to Rutgers; and (b) SLC shall be entitled to receive NSC’s quarterly financial statements (in such form as distributed to other shareholders or as used by management) for so long as it owns at least one-third (1/3) of the Consideration Shares, as adjusted for stock splits, recapitalizations and the like. Notwithstanding the foregoing, SLC’s right to receive NSC’s quarterly financial statements shall terminate upon the earliest to occur of (i) SLC being granted a right to obtain quarterly financial statements from NSC pursuant to the Stock Purchase Agreement or the Series A Related Agreements (in which case that provision and not this provision shall control), (ii) consummation by NSC of an underwritten public offering of shares of its Common Stock, or (iii) a Change of Control (as defined in section 1.2 of the SLC License) of NSC in which the Series A Preferred Stock is either converted or exchanged for cash and/or securities of any issuer which is required to file periodic reports with the SEC pursuant to the 1934 Act.

        1.4    Other Closing Transactions. At the Closing, and as a condition thereof, SLC and NSC shall each execute and deliver to the other:

                  (a)    a license agreement substantially in the form of Exhibit B pursuant to which SLC shall grant certain exclusive and nonexclusive license rights to NSC (“SLC License”);

                  (b)    a license agreement substantially in the form of Exhibit C, pursuant to which NSC shall grant certain exclusive license rights to SLC (“NSC License”);

                  (c)    a services agreement substantially in the form of Exhibit D, pursuant to which SLC shall provide certain technical services to NSC (“Services Agreement,” and, together with the SLC License and the NSC License, the “Related Commercial Agreements”); and

                   (d)    a site license agreement substantially in the form of Exhibit I, pursuant to which SLC shall license certain of its products to NSC, in object code format only, for NSC’s own internal development use (“Site License”).

        1.5    Closing Payments.

                   (a)    Amounts Payable. In partial consideration of the sale, licenses and other transactions contemplated by this Agreement, NSC shall pay the following amounts to SLC at the Closing (“Closing Payments”):

                            i.    Four Hundred Twenty Five Thousand Dollars ($425,000) as the aggregate price for the purchase of the Assigned Assets (“Purchase Price”);

                            ii.    Sixty Thousand Dollars ($60,000) as an initial service fee due pursuant to and in accordance with the Services Agreement; and

                            iii.    Fifteen Thousand Dollars ($15,000) as a one-time license fee due pursuant to and in accordance with the Site License.

                   (b)    Payment Terms. The Closing Payments are nonrefundable and shall be made in United States dollars by bank wire transfer in immediately available funds to an account designated in writing by SLC.

                  (c)    Allocation of Purchase Price. The Purchase Price shall be allocated among the Assigned Assets in accordance with their fair market values consistent with section 1060 of the Internal Revenue Code; such allocation shall be set forth on Schedule 1.5; and such allocation shall be binding upon the parties for all applicable federal, state, local and foreign tax purposes. SLC and NSC covenant to report gain or loss or cost basis, as the case may be, in a manner consistent with such allocation on all tax returns filed by any of them after Closing and not to voluntarily take any inconsistent position therewith in any administrative or judicial proceeding relating to such returns. SLC and NSC shall exchange mutually acceptable and completed Internal Revenue Service Forms 8594 (including supplemental forms, if required), which they shall use to report the transaction contemplated hereunder to the Internal Revenue Service in accordance with such allocation.

                   (d)    Sales Tax. NSC shall bear and pay, and shall reimburse SLC for any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expense that may become payable in connection with the sale of the Assigned Assets to SLC or in connection with any of the Related Commercial Agreements. Notwithstanding the foregoing, NSC shall not be responsible for or pay any tax based on or calculated by reference to SLC net income or similar taxes. Each party shall cooperate with the other party to file all requests for certifications of sales and use tax due, including, without limitation, pursuant to Section 6812 of the California Revenue and Taxation Code.

        1.6   Additional Deliveries by SLC at Closing. On or before the Closing, SLC shall deliver or cause to be delivered to NSC the following items, except to the extent such delivery is waived in writing by NSC:

                  (a)    a bill of sale substantially in the form of Exhibit E executed by a duly authorized representative of SLC (“Bill of Sale”);

                  (b)    a certificate of status and good standing of SLC issued by the Delaware Secretary of State not more than ten (10) days before the Closing Date;

                  (c)    copies of the following documents certified by the Secretary of SLC as true and complete: (i) resolutions duly adopted by SLC’s Board of Directors authorizing (A) the execution, delivery and performance of this Agreement, the Related Commercial Agreements, the Bill of Sale, the Stock Purchase Agreement and the Related Series A Agreements, if any, and (B) the consummation of the transactions contemplated hereby and thereby; and (ii) the bylaws and certificate of incorporation of SLC in effect as of the date of such resolution;

                  (d)    a consent in the form of Exhibit F of the UC Regents to the sublicenses granted under the SLC License (“UC Consent”);

                  (e)    a letter substantially in the form of Exhibit G executed by a duly authorized representative of WPV, Inc. releasing WPV, Inc.‘s security interest in the Assigned Assets and subordinating its security interest to the license granted to NSC under the SLC License (“Subordination Letter”);

                  (f)    signature pages to the Stock Purchase Agreement and Related Series A Agreements, if any, relating to the sale and issuance of Consideration Shares and, if applicable, the sale and issuance of Gross-Up Shares;

                  (g)    the aggregate purchase price of any Gross-Up Shares purchased by SLC at the Closing; and

                  (h)    all other documents contemplated by Section 4.

        1.7   Additional Deliveries by NSC at Closing. At the Closing, NSC shall deliver or cause to be delivered to SLC the following, except to the extent such delivery is waived in writing by NSC:

                  (a)    certificate(s) representing Consideration Shares and Gross-Up Shares, if applicable;

                  (b)    a certificate of status and good standing of NSC issued by the California Secretary of State not more than ten (10) days before the Closing Date;

                  (c)    copies of the following documents certified by the Secretary of NSC as true and complete: (i) resolutions duly adopted by NSC’s Board of Directors (A) authorizing the execution, delivery and performance of this Agreement, Related Commercial Agreements, the Stock Purchase Agreement and the Related Series A Agreements, if any, and (B) authorizing the consummation of the transactions contemplated hereby and thereby; and (ii) the bylaws and certificate of incorporation of NSC in effect as of the date of such resolution;

                  (d)     signature pages executed by a duly authorized representative of NSC to the Stock Purchase Agreement and Related Series A Agreements, if any, relating to the sale and issuance of Conversion Shares and, if applicable, the sale and issuance of Gross-Up Shares;

                  (e)     any other documents required to be delivered by the Stock Purchase Agreement and Related Series A Agreements, if any; and

                  (f)     all other documents contemplated by Section 4.

2.    REPRESENTATIONS AND WARRANTIES OF SLC. Except as set forth on Schedule 2 (“Disclosure Schedule”), SLC represents and warrants to and for the benefit of NSC as set forth below.

        2.1    Authorization and No Conflict or Consent. Except as noted on the Disclosure Schedule, the execution, delivery and performance by SLC of this Agreement and the Related Commercial Agreements, and the consummation by SLC of the transactions contemplated hereby and thereby (A) are and shall be within SLC’s corporate powers and have been duly authorized by SLC, (B) are not and shall not be in conflict with any applicable law or with the terms of SLC’s amended and restated certificate of incorporation (“Charter”) or bylaws and (C) do not and shall not require the authorization, consent or other action by, or notice to or filing with, any governmental authority or other person.

        2.2    Enforceability.When delivered to NSC, each of this Agreement and the Related Commercial Agreements shall have been duly executed and delivered by SLC and shall constitute the legal, valid and binding obligation of SLC and be enforceable against SLC in accordance with its terms, subject, however, to any applicable bankruptcy or insolvency laws affecting generally the enforcement of creditors’ rights, and to the discretion of any court with respect to the enforcement of any equitable remedies.

        2.3    Title. As of the Effective Date and at the Closing, SLCexclusively owns title in and to the Assigned Assets, free, clear and unencumbered by claims, liens, licenses, option rights or other interests of third parties, except as noted on the Disclosure Schedule.

        2.4    Non-Infringement.To the best of SLC’s actual knowledge as of the Effective Date (excluding knowledge held by Michael M. Merzenich but no other director or officer of SLC), the Assigned Assets as delivered to NSC by SLC hereunder do not infringe any patents, copyrights, trade secret rights, trademarks, service marks, or other intellectual property rights of any kind of any third party. SLC has not received any notice or allegation of any of the foregoing and does not reasonably anticipate receiving such notice or allegation from any specific claimant.

        2.5    No Other Security Interests. Other than the security interest of WPV, Inc. referenced in Section 1.6(e) hereof (the “WPV Security Interest”), there are no security interests, encumbrances, liens or similar interests or rights in favor of any third party in the Assigned Assets or the license granted to NSC under the SLC License. Prior to the Closing, SLC shall obtain a release of the WPV Security Interest in the Assigned Assets.

        2.6    Disclaimer. Except for the express warranties made by SLC in this Section 2, the Assigned Assets are provided “AS IS” and without warranty of any kind. SLC hereby disclaims any other warranty of any kind, whether express, implied, statutory or otherwise, including without limitation, the implied warranties of merchantability, fitness for a particular purpose, title, non-infringement of third-party rights, completeness of results or efforts. SLC does not warrant that the Assigned Assets are error free, shall function without interruption, or shall meet any specific need that NSC or its Customers may have.

3.    REPRESENTATION AND WARRANTIES OF NSC. NSC represents and warrants to SLC as follows:

        3.1    Authorization and No Conflict or Consent. The execution, delivery and performance by NSC of this Agreement and the Related Commercial Agreements and the consummation by NSC of the transactions contemplated hereby and thereby (A) are and shall be within NSC’s corporate powers and have been duly authorized by NSC (other than the issuance of the Consideration Shares and any Gross-Up Shares, which authorization shall take place prior to the Closing), (B) are not and shall not be in conflict with any applicable law or with the terms of NSC’s Charter or bylaws (other than the issuance of the Consideration Shares and any Gross-Up Shares, which not be in conflict at or prior to the Closing), and (C) do not and shall not require the authorization, consent or other action by, or notice to or filing with, any governmental authority or other person (other than the issuance of the Consideration Shares and any Gross-Up Shares, which authorization, consent or other action by, or notice to or filing shall be satisfied prior to the Closing).

        3.2    Enforceability. When delivered to SLC, each of this Agreement and the Related Commercial Agreements shall have been duly executed and delivered by NSC and shall constitute the legal, valid and binding obligation of NSC and is enforceable against NSC in accordance with its terms, subject, however, to any applicable bankruptcy or insolvency laws affecting generally the enforcement of creditors’ rights, and to the discretion of any court with respect to the enforcement of any equitable remedies.

4.     CONDITIONS TO CLOSING.

        4.1    Conditions to Obligations of NSC to Close. The obligation of NSC to purchase the Assigned Assets, enter into the Related Commercial Agreements, the Stock Purchase Agreement and the Related Series A Agreements, if any, with SLC, and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent at or prior to the Closing, except to the extent noncompliance is waived in writing by NSC:

                  (a)     each representation and warranty of SLC in this Agreement shall be true in all respects as of the Closing Date as if made on the Closing Date except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time;

                  (b)     SLC shall have met its obligations hereunder required to be performed hereunder on or prior to the Closing Date;

                  (c)     no litigation or other similar formal proceeding shall have been instituted or threatened seeking to enjoin, or seeking damages with respect to, any of the transactions contemplated hereby or by any of the Related Commercial Agreements, the Stock Purchase Agreement or the Related Series A Agreements, if any;

                  (d)      SLC shall have delivered to NSC all items described in Sections 1.4 and 1.6;

                  (e)      SLC shall have delivered to NSC a written agreement substantially in the form of Exhibit H executed on behalf of the UC Regents providing that in the event of termination of the UC License, the UC Regents shall, pursuant to Section 3.3 of the UC License, accept assignment to the UC Regents of the sublicense granted under Section 2.2 of the SLC License, and NSC’s rights thereunder with respect to the “Third Party Patents” (as defined therein) shall continue in full force and effect after such assignment, subject to compliance with the terms and conditions of the SLC License, including but not limited to payment to the UC Regents of the “Pass-Through Royalty” required under Section 4.3 thereof;

                  (f)     SLC shall have received written consent from the UC Regents to the SLC License; and

                  (g)     SLC shall have received from WPV, Inc. a written termination of the WPV Security Interest in the Assigned Assets.

        4.2    Conditions to Obligations of SLC to Close. The obligation of SLC to sell the Assigned Assets, enter into the Related Commercial Agreements, the Stock Purchase Agreement and the Related Series A Agreements, if any, and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent at or prior to the Closing, except to the extent noncompliance is waived in writing by SLC:

                  (a)     each representation and warranty of NSC shall be true in all respects as of the Closing Date as if made on the Closing Date except for such representations and warranties which address matters only as of a particular time, which shall have been accurate in all material respects as of such particular time;

                  (b)     NSC shall have met its obligations hereunder required to be performed hereunder on or prior to the Closing Date;

                  (c)     no litigation or other similar formal proceeding shall have been instituted or threatened seeking to enjoin, or seeking damages with respect to, any of the transactions contemplated hereby or by any of the Related Commercial Agreements, the Stock Purchase Agreement or the Related Series A Agreements, if any;

                  (d)     NSC shall have closed a Qualified Series A Financing; and

                  (e)     NSC shall have delivered to SLC all items described in Sections 1.4 and 1.7.

5.     ADDITIONAL COVENANTS.

        5.1    Further Assurances. At the request of NSC, SLC shall promptly and fully cooperate with and assist NSC in obtaining, perfecting, or evidencing NSC’s rights in the Assigned Assets. Such cooperation and assistance shall include, without limitation, execution and delivery by SLC of assignments or other instruments and papers reasonably necessary to evidence, protect or perfect NSC’s rights in the Assigned Assets.

        5.2    Delivery. SLC shall deliver the Assigned Assets to NSC within ten (10) business days following the Closing Date, which transfer shall be made to the maximum extent possible by electronic means. The parties agree to cooperate in documenting that such assets were transferred electronically. NSC acknowledges that it has had an opportunity to fully inspect the Assigned Assets prior to entering into this Agreement. SLC may retain one (1) archive copy of documentation and computer files included in the Assigned Assets for archival purposes only, which copy shall not be used for any other purpose.

6.     PROPRIETARY RIGHTS.

        6.1    Ownership. The Assigned Assets embody proprietary rights of SLC, including copyrights, patentable inventions, trademarks, and trade secrets and other confidential information (“Proprietary Rights”). Nothing in this Agreement shall be construed as assigning or licensing to NSC any Proprietary Rights except as otherwise expressly provided in Section 1.2(a), including Section A of Schedule 1.2 and in the Related Commercial Agreements.

        6.2    Confidential Information. All confidential technical information embodied in the Assigned Assets that is not expressly assigned to NSC pursuant to Section A of Schedule 1.2 and all personally-identifiable information included in the Assigned Assets (such as patient-specific data) shall be deemed “Confidential Information” within the definition of Section 1.4 of the SLC License and shall be subject to the provisions of Section 6 of the SLC License. NSC acknowledges that use or disclosure of personally-identifiable information included in the Assigned Assets may be subject to applicable statutes and regulations and NSC shall comply with same in its handling of such information. Prior to delivery of the Assigned Assets, SLC may at its election replace personally identification information included in the Assigned Assets with alias information so long as such replacements do not reduce the ability of NSC to process, analyze or manipulate such information.

        6.3     Confidentiality of Agreement. Neither party shall disclose any terms of this Agreement to anyone other than its attorneys, accountants, and other professional advisors under a duty of confidentiality except: (a) to the extent required by law or regulation including any filing required under the Securities Act or the Securities Exchange Act of 1934, as amended, or the regulations promulgated hereunder or under the rules of any self-regulatory body to which such party is subject; (b) pursuant to a mutually agreeable press release; or (c) to prospective investors, lenders or purchasers in connection with a proposed merger, financing, or sale of such party’s business; provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement reasonably consistent with the confidentiality obligations set forth in Section 6 of the SLC License. Notwithstanding the foregoing or anything herein to the contrary, any party to this Agreement (and any employee, representative, or other agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided however, that such disclosure may be not made to the extent a party reasonably determines that such disclosure would result in a violation of applicable federal or state securities laws. For the purposes of the foregoing sentence, (i) the “tax treatment” of a transaction means the purported or claimed federal income tax treatment of the transaction, and (ii) the “tax structure” of a transaction means any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction.

7.     INDEMNIFICATION AND LIABILITY.

        7.1    Indemnification. Subject to compliance with Section 7.2 and subject to the limitation set forth in Section 7.3, each party shall indemnify, defend and settle any suit brought against the other party by a third party which arises out of or is based on a breach by the indemnifying party of its representations, warranties or obligations under this Agreement, and shall pay those costs and damages that are incurred by or finally awarded against the other party in such suit that are specifically attributable to such claims or those amounts payable by the other party under a settlement of such suit. Notwithstanding the foregoing, SLC shall have no obligation under this Section 7.1 to the extent that a claim is based upon (a) the combination of any of the Assigned Assets with other products or developments not supplied by SLC, other than with those that are necessary for the software components of Assigned Assets to function for their intended purpose (such as an operating system or computer), if use or sale of such Assigned Assets by themselves would not result in a material breach; (b) modification of any of the Assigned Assets by NSC; or (c) use by NSC of any of the Assigned Assets in a manner that infringes the intellectual property rights of another if such Assigned Assets are originally intended for different and non-infringing uses.

        7.2    Procedures. A party entitled to defense of a claim under this Agreement (“Indemnified Party”) shall, as a condition to the other party’s obligations under this Section 7, tender a claim to the other party (“Indemnifying Party”) in writing within ten (10) days after first receiving written notice of the claim, provide all information in its possession relating to the claim, reasonably cooperate and, at the Indemnifying Party’s expense, assist with the Indemnifying Party’s efforts to defend the claim; provided that the failure to provide such notice by the Indemnified Party shall not relieve the Indemnifying Party of its obligation to defend hereunder except and only to the extent the Indemnifying Party is materially prejudiced. The Indemnifying Party shall promptly assume the defense of the claim at its own expense, and shall pay all costs associated with the defense (including reasonable attorneys’ fees) and the amount of any settlement reached or final judgment that is specifically attributable to such claim. The Indemnifying Party shall have full control over such defense, including any settlement discussions or agreement. Notwithstanding the foregoing, the Indemnified Party may participate at its own expense in the defense and any settlement discussions, and shall have the right to approve any settlement agreement purporting to bind the Indemnified Party; provided, however, that such approval shall not be unreasonably withheld.

        7.3    Limitation of Liability. Each party’s total cumulative liability arising out of or related to this Agreement or the Assigned Assets including each party’s obligations under Section 7.1 (but not counting attorneys’ fees in defense of claims under this Section 7 or that are awarded by a court pursuant to Section 9.5 or an arbitrator pursuant to Section 9.2) shall be limited in all cases to the value of the Closing Payments. This limitation of liability shall not apply to claims under the Related Commercial Agreements, Stock Purchase Agreement or Related Series A Agreements.

8.     TERMINATION.

        8.1    Term. This Agreement shall commence upon the Effective Date and shall remain in effect until the Closing unless otherwise terminated by either party in accordance with this Section 8.

        8.2     Termination Rights. Either party may terminate this Agreement by giving five (5) days notice to the other party if the Closing has not occurred by September 30, 2003 through no fault or delay of the party seeking to terminate.

        8.3     Termination for Cause. If either party materially breaches its representations, warranties or other obligations hereunder, the non-breaching party may terminate this Agreement by giving notice of termination, specifying in reasonable detail the nature of the alleged breach.

        8.4    Survival. Upon the Closing, Sections 2.3, 2.4, 7.1 and 7.2 shall survive termination of this Agreement for no later than twenty four (24) months after the Effective Date. Sections 5.1, 6, 7.3, 9 and 10 shall survive expiration or termination of this Agreement for any reason, whether or not the Closing takes place.

9.     DISPUTE MANAGEMENT.

        9.1    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to that state’s conflict of laws principles. The Uniform Computer Information Transactions Act (UCITA) shall not apply to this Agreement.

        9.2     Arbitration.

                  (a)    Arbitration of Disputes. Subject to the exception set forth below in Section 9.2(f), any claim, dispute or controversy of whatever nature arising out of or relating to this Agreement or the transactions contemplated hereby, including but not limited to any claim based on tort, contract or statute, or concerning the interpretation, effect, termination, validity, performance or breach of this Agreement, shall be resolved by final and binding arbitration before a single arbitrator (“Arbitrator”) administered by JAMS, Two Embarcadero Center, Suite 1100, San Francisco, CA 94111. The parties shall mutually agree on the Arbitrator or, in the event they are unable to do so within ten (10) business days after a demand for arbitration by one of the parties, the Arbitrator shall be selected by JAMS. The Arbitrator must be a person having substantial experience handling patent disputes or patent license transactions. The arbitration shall be conducted in accordance with the provisions of this Agreement and the then-existing arbitration rules and procedures of JAMS regarding commercial or business disputes, and in the event of a conflict, the provisions of the Agreement shall control. In accordance with the choice of law clause in the Agreement, the Arbitrator shall apply California law in the interpretation and enforcement of the Agreement. The arbitration hearing shall be held in San Francisco, California and conducted in the English language.

                  (b)    Authority of Arbitrator. The Arbitrator is authorized to award damages subject to the limitations of liability set forth in this Agreement, and the parties expressly waive their right to obtain damages inconsistent with those limitations. Subject to the exception set forth in Section 9.2(f) below, the Arbitrator is authorized to grant any temporary, preliminary or permanent equitable remedy or relief the Arbitrator deems just and equitable and within the scope of this Agreement, including but not limited to an injunction or order for specific performance. The Arbitrator is not authorized to reform, modify or materially change any terms of this Agreement or any other agreements contemplated under this Agreement.

                  (c)    Discovery. Either party shall have the right to discovery of evidence, but by the following methods only: requests for production of documents and depositions of no more than three (3) individuals. The Arbitrator shall supervise discovery and may, at the request of either party limit expenses of discovery (including reasonable attorneys’ fees) to the requesting party for good cause shown. All discovery shall be completed, and the arbitration hearing shall commence, within sixty (60) calendar days after appointment of the Arbitrator. Subject to the foregoing, discovery matters shall be governed by the Federal Rules of Civil Procedure as applicable to civil actions in the United States District Court in San Francisco, California.

                  (d)    Arbitration Award. The Arbitrator shall, within fifteen (15) calendar days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The award shall be binding on the parties, and judgment on the award may be entered in any court of competent jurisdiction.

                  (e)    Fees and Costs of Arbitration. The Arbitrator is authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.) and the fees and costs of the Arbitrator, without regard to the limitations of Section 7.3.

                  (f)    Exception to the Requirement to Arbitrate. Notwithstanding the provisions of Section 9.2(a) above, either party may seek temporary equitable relief in any court of competent jurisdiction to restrain, until an arbitration proceeding can be completed to determine a final resolution of the dispute, any infringement by the other party of its Intellectual Property Rights, including but not limited to infringement by exceeding the scope or otherwise breaching the terms of the license granted to such other party under this Agreement.

        9.3    Severability. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity, or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby, and the remainder of the provisions of this Agreement shall remain in full force and effect. The parties shall endeavor in good faith negotiations to replace any illegal, invalid or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the illegal, invalid or unenforceable provision.

        9.4    Equitable Relief. Without limiting any remedies available to either party, each party acknowledges that money damages may not be an adequate remedy for breach of this Agreement, including but not limited to breaches of Sections 1, 5 and 6, and agrees that the other party may apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security or showing irreparable harm) to enforce or prevent any violation of those provisions of this Agreement notwithstanding the arbitration provisions of Section 9.2.

        9.5    Attorneys Fees. In any action, suit or proceeding to enforce or construe the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, court costs and other expenses incurred in connection with such proceeding in addition to any other relief that it may receive without regard to the limitations of Section 7.3.

10.   General.

        10.1    Costs and Expenses. Except as expressly provided for elsewhere in this Agreement, each party shall be responsible for all costs and expenses incurred by such party in performing its obligations or exercising its rights under this Agreement.

        10.2    Relationship of Parties. The parties hereto expressly understand and agree the parties are acting hereunder as independent contractors and neither party shall be partner, joint venturer, fiduciary or agent of the other. Under no circumstances shall the personnel of one party be deemed employees of the other party for any purpose. Neither party has the power or authority as agent, employee or in any other capacity to represent, act for, bind or otherwise create or assume any obligation on behalf of the other party for any purpose whatsoever. There are no third party beneficiaries under this Agreement.

        10.3    Notice. Notices under this Agreement shall be sufficient only if in writing and shall be effective: (a) on the date of actual receipt if delivered in person or by reputable express courier; or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, in either case to the respective addresses given below, or to another address as is designated by written notice to the other party:

To SLC:	Scientific Learning Corporation 300 Frank H. Ogawa Plaza Oakland, California 94612-2040 Telephone: (510) 625-2290 Fax: (510) 874-1886 Attention: Linda Carloni, General Counsel

-14-

With a copy to:	Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306 Telephone: (650) 843-7400 Fax: (650) 849-7400 Attention: Andrew R. Basile, Esquire

To NSC:	Neuroscience Solutions Corporation 41 Hartford Street San Francisco, CA 94114 Telephone: (415) 609-9990 Fax: (415) 621-4199 Attention: Chief Executive Officer

With a copy to:	Fenwick & West LLP 275 Battery St., Suite 1500 San Francisco, CA 94111 Telephone: (415) 875-2300 Fax: (415) 281-1350 Attention: David L. Hayes, Esquire

        10.4    Assignment.  Neither party may assign its rights or delegate its obligations under this Agreement whether by operation of law or otherwise, without the prior written consent of the other party, which consent may be granted or withheld in the other party’s sole discretion. Any attempted or purported assignment or delegation by either party in violation of this Section 10.4 shall be null and void. Subject to the foregoing, this Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

        10.5    Publicity.  Each party shall not, without prior written consent of the other party in each instance: (a) use in advertising, publicity or otherwise, the name of the other party, or any Affiliate, director, officer, employee or agent of the other party; (b) represent directly or indirectly that any product or service provided by such party is or has been used, approved or endorsed by the other party; or (c) refer to the existence of this Agreement in any press release, advertising or materials distributed to prospective customers. Notwithstanding the foregoing, the parties shall issue a mutually agreeable press release describing this Agreement and the Related Commercial Agreements within thirty (30) days after the Closing.

        10.6    Waiver and Modifications.  All waivers must be in writing. Any waiver of or failure to enforce a provision of this Agreement on one occasion shall not be deemed a waiver of any other provision or such provision on any other occasion. This Agreement may only be amended by a written document signed by both parties.

        10.7      Construction. The following rules shall govern construction of this Agreement:

                  (a)     section headings are for convenience only and are not to be used in interpreting this Agreement;

                  (b)     as used in this Agreement, the word “including” means “including but not limited to”;

                  (c)     in constructing the terms of this Agreement, no presumption shall operate in favor of or against any party as a result of its counsel’s role in drafting the terms and provisions hereof;

                  (d)     all references to Sections, Exhibits and Schedules refer to the Sections, Exhibits and Schedules respectively, of this Agreement unless otherwise indicated;

                  (e)     any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement;

                  (f)     all capitalized terms defined herein apply equally to both the singular and plural forms of such terms;

                  (g)     all monetary amounts refer to U.S. dollars unless otherwise indicated;

                  (h)     all times are with reference to the Pacific time zone unless otherwise indicated; and

                  (i)     references to the “term” of this Agreement shall include the initial term and any renewal term unless otherwise indicated.

        10.8    Entire Agreement. This Agreement, including all Exhibits, Schedules and agreements referred to explicitly herein, constitutes the final and entire agreement between the parties and is intended as the complete and exclusive statement thereof. This Agreement supersedes all prior or contemporaneous, agreements, understandings and communications between the parties (other than the Related Commercial Agreements, the Stock Purchase Agreement and, if any, the Related Series A Agreements), whether written or oral, including the Summary of Potential Terms, which hereafter shall have no effect.

        10.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

[THIS SPACE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Technology Transfer Agreement as of the Effective Date.

SCIENTIFIC LEARNING CORPORATION By: /s/ Robert C. Bowen —————————————————— Name: Robert C. Bowen Title: Chairman and Chief Executive Officer

NEUROSCIENCE SOLUTIONS CORPORATION By: /s/ Jeffrey S. Zimman —————————————————— Name: Jeffrey S. Zimman Title: Chief Executive Officer

SIGNATURE PAGE TO TECHNOLOGY TRANSFER AGREEMENT

SCHEDULE 1.2

ASSIGNED ASSETS AND LIABILITIES

A.    ASSIGNED ASSETS

        I.  Research Results.  Research results and other work product in written or other tangible form related to associative learning, focal dystonia, infant suckle paradigm and tinnitus projects (“Research Results”) to the extent set forth below and in the form provided to NSC for its inspection prior to the Effective Date of this Agreement and as updated by SLC pursuant to Section 1.2(a):

        Associative Learning Project

Data files, together with related software for viewing data
Raw data from study
Analyses of data from study
Manuals relating to associative learning software
Flow charts relating to associative learning software

Focal Dystonia Project

Raw data from study, and analysis of data Lab books relating to project

Infant Suckle Paradigm Project

Data and information (measure sucking rate)

Tinnitus Project

Data and information

Visual-Spatial

Data and information

        II.  Prototypes and Software.  The following prototypes (“Prototypes”) including copies of embedded or accompanying software (as indicated) in source and object code format (“Assigned Software”).

        Associative Learning Project

Prototype exercises and underlying software (in scripted code format only)

Focal Dystonia Project

Prototype device with accompanying Software

Infant Suckle Paradigm Project

Incomplete prototype

Tinnitus Project

Prototype software (object code format only; source code to be delivered if located)

        III.  Copyrights. Copyrights in the Research Results, Prototypes, and Assigned Software.

        IV.  Trade Secrets. All trade secrets rights in the Research Results, Prototypes, and Assigned Software.

        V.  Patent Rights. Rights to file patent applications on patentable inventions made by SLC employees or otherwise owned by SLC prior to assignment hereunder and embodied in the Research Results, Prototypes or Assigned Software (other than inventions disclosed or claimed by patents in the Excluded Assets) and any patents that may issue on any such applications.

        VI.  Contractual Rights. SLC’s rights under the contracts with third party scientists and developers with respect to the Research Results, Prototypes and Assigned Software, including the contracts listed on Annex A to the Disclosure Schedule other than contracts with Mike Merzenich and Paula Tallal (collectively, “Contracts”), all subject to the consent of such third parties when required under the terms of the applicable Contract and further subject to NSC’s assumption of SLC’s obligations under such Contracts . SLC shall assist NSC in procuring any required consents but does not promise, represent or warrant that such consents can be obtained. Where such consents cannot be obtained, SLC shall use reasonable efforts to assist NSC in attempting to get equivalent benefits that NSC would have had if such Contracts had been assigned. For the avoidance of doubt, SLC is assigning to NSC the Assigned Assets created by Paula Tallal and Mike Merzenich under their respective Contracts with SLC (SLC is just not assigning the Contracts themselves).

B.	EXCLUDED ASSETS

The patents identified in Exhibit A of the SLC License.

Copyrights of third-party authors (such as professors) in any articles or other published materials that may be included in the Research Results.

Rights of consultants under assigned consulting agreements which were not acquired by SLC and are listed as “Background Technology” under such assigned consulting agreements.

C.	ASSUMED LIABILITIES

The obligations of SLC under the Contracts that NSC assumes, from and after the Effective Date. For the avoidance of doubt, any liability accruing under the Contracts prior to the Effective Date is not assumed by NSC and remains SLC’s liability.

-2-

SCHEDULE 1.5

ALLOCATION OF PURCHASE PRICE

Associative Learning Project

Copyrights, trade secret rights and patent rights	$188,600
(as described in and subject to the limitations of
Schedule 1.2)

Data and information (to be delivered electronically)	$ 6,900

Software (to be delivered electronically)	$ 34,500

Focal Dystonia Project

Copyrights, trade secret rights and patent rights	$ 63,960
(as described in and subject to the limitations of
Schedule 1.2)

Data and information (to be delivered electronically)	$ 2,340

Prototype	$ 5,850

Software (to be delivered electronically)	$ 5,850

Infant Suckle Paradigm Project

Copyrights, trade secret rights and patent rights	$ 36,660
(as described in and subject to the limitations of
Schedule 1.2)

Data and information (to be delivered electronically)	$ 2,340

Tinnitus Project

Copyrights, trade secret rights and patent rights	$ 36,660
(as described in and subject to the limitations of
Schedule 1.2)

Data and information (to be delivered electronically)	$ 2,340

Visual-Spatial Project

Copyrights, trade secret rights and patent rights	$ 36,660
(as described in and subject to the limitations of
Schedule 1.2)

Data and information (to be delivered electronically)	$ 2,340

Total Purchase Price	$425,000

* * * * -3-

SCHEDULE 2

DISCLOSURE SCHEDULE

1.	SLC has engaged consultants and cooperated with other individuals from time to time who participated in the development or generation of certain aspects of the Assigned Assets (“Third-Party Contributors”). SLC has provided NSC with a list of (a) Third Party Contributors; (b) certain institutions with which each Third-Party Contributor was affiliated at the time of his, her or its participation in the development or generation of Assigned Assets (“Affiliated Institutions”); (c) the particular project(s) to which each Third-Party Contributor’s contribution relates; and (d) agreements or other arrangements between each Third-Party Contributor and SLC which pertain to the Assigned Assets (“Research Agreements”). With respect to the contributions to the Assigned Assets made by a Third-Party Contributor, SLC has title in and to such contribution only to the extent provided for (and then subject to any qualifications, conditions and limitations contained in) in the Research Agreement(s) to which such Third-Party Participant and SLC are parties. Experimental results provided by Third-Party Participants affiliated with universities may be subject to publication and will be ineligible for trade secret protection upon such publication.

2.	To the best of SLC’s actual knowledge as of the Effective Date (excluding knowledge held by Michael M. Merzenich), and except as noted above, the Assigned Assets are free from any claims, liens, licenses, option rights or other interest of the U.S. Government or any Affiliated Institutions or their respective licensees or assignees except as follows:

Experimental data generated at the UCSF pursuant to the letter agreement dated February 28, 2000 between SLC and Dr. Nancy Byl.

Pursuant to the agreement dated October 12, 1998 between NCIRE, Sophia Vinogradov and SLC (“NCIRE Agreement”), all information, inventions or discoveries (whether patentable, copyrightable or not), innovations, suggestions, ideas, communications and reports conceived, reduced to practice, made or developed by Dr. Vinogradov or the Department of Veteran Affairs as a result of the NCIRE Study are subject to federal law, including 35 U.S.C. §102 and §§200 to 212; 37 CFR 501; and 38 CFR 1.650-1.666. Pursuant to Section 4 of the NCIRE Agreement, Dr. Vinogradov has the right to publish research results of work performed under the NCIRE Agreement. The NCIRE Agreement is not assignable to NSC without the consent of NCIRE.

Except as set forth in paragraphs 2 and 3, SLC does not otherwise represent or warrant that the Assigned Assets are free from any claims, liens, licenses, option rights or other interests of the U.S. Government or any Affiliated Institutions or their respective assignees or licensees.

3.	SLC does not have and cannot transfer rights of consultants under assigned consulting agreements listed as “Background Technology” under their respective consulting agreements.

4	SLC does not represent or warrant that any technology embodied in or disclosed by the Assigned Assets, including Prototypes or Assigned Software, is eligible for patent protection under 35 U.S.C. 102 or otherwise. Some of this technology may have been the subject matter of publications by Third-Party Participants that were made more than one year before the Effective Date, including publications by Ted Phares and/or David Auslander relating to the focal dystonia project.

5.	The Assigned Assets pertaining to the following projects are provided AS IS without any representation or warranty of any kind, including any warranty of title or any warranty that such Assigned Assets are free, clear and unencumbered by claims, liens, licenses, option rights or other interests of third parties, including the government, third-party consultants, any university or other institution.

Infant Suckle Paradigm Tinnitus Visual-Spatial

11.	The patents, copyrights and other intellectual property of SLC that is licensed to NSC under the SLC license are subject to a security interest held by WPV, Inc. pursuant to that certain Agreement to Issue Warrants and Grant of Security Interest dated March 9, 2001 by and between SLC and WPV, Inc. The consent of WPV, Inc. is being obtained in connection with this transaction.

* * * * -2-

INDEX OF EXHIBITS

Exhibit A – Definitions

Exhibit B – Form of SLC License

Exhibit C – Form of NSC License

Exhibit D – Form of Services Agreement

Exhibit E – Form of Bill of Sale

Exhibit F – Form of UC Consent

Exhibit G – Form of Release, Subordination and Non-Disturbance

Exhibit H – Form of Agreement with UC Regents

Exhibit I – Form of Site License with SLC

EXHIBIT A

DEFINITIONS

“Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other equity security of NSC, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other equity security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other equity security or (iv) any such warrant or right.

“Qualified Series A Financing” shall mean a sale by NSC of its Preferred Stock of a single series, in a single transaction or a series of related transactions, for aggregate gross proceeds in cash or cash equivalents to NSC from investors, not including SLC (the “Investors”), of at least three million dollars ($3,000,000).

“Issued Shares” shall mean (i) all shares outstanding at the Closing, (ii) all shares issued to Investors in the Qualified Series A Financing, (iii) all shares issued or contemplated to be issued within a year following the Closing to Michael Merzenich and Jeffrey Zimman (the “Founders”), other than shares of preferred stock of NSC purchased by the Founders for the same price as is paid by other purchasers, and (iv) all shares underlying options (or similar instruments) granted as of the Closing or contemplated to be granted within a year of the Closing to the Founders.

EXHIBIT B

FORM OF SLC LICENSE

Please see SLC License Agreement dated as of September 30, 2003 between Scientific Learning Corporation and Neuroscience Solutions Corporation at Tab __.

EXHIBIT C

FORM OF NSC LICENSE

Please see NSC License Agreement dated as of September 30, 2003 between Scientific Learning Corporation and Neuroscience Solutions Corporation at Tab __.

EXHIBIT D

FORM OF SERVICES AGREEMENT

Please see Services Agreement dated as of September 30, 2003 between Scientific Learning Corporation and Neuroscience Solutions Corporation at Tab __.

EXHIBIT E

FORM OF BILL OF SALE

LET ALL MEN KNOW BY THESE PRESENTS, that in accordance with the terms of that certain Technology Transfer Agreement dated September __, 2003 (“Technology Transfer Agreement”) between Scientific Learning Corporation, a Delaware corporation (“Seller”) and Neuroscience Solutions, Inc., a Delaware Corporation (“Buyer”), Seller hereby sells, transfers, conveys and assigns to the Buyer and its successors and assigns all right, title and interest of Seller in and to the Assigned Assets (as defined in the Technology Transfer Agreement).

This Bill of Sale is made and delivered in accordance with, and is subject to, all of the representations, warranties, conditions and covenants set forth in the Technology Transfer Agreement. Buyer hereby acknowledges that Seller is making no representation or warranty with respect to the Assigned Assets or any other assets conveyed hereby except as specifically set forth in the Technology Transfer Agreement.

The Seller shall, at the Buyer’s request, take such further action (including the execution and delivery of further instruments and documents) as the Buyer reasonably may request, all at the sole cost and expense of the Buyer, in order to vest title in Buyer, title to the Assigned Assets.

         IN WITNESS WHEREOF, Scientific Learning Corporation has executed this Bill of Sale as of the date written below.

SCIENTIFIC LEARNING CORPORATION By: —————————————————— Name: Robert C. Bowen Title: Chairman and Chief Executive Officer

Dated: September __, 2003

EXHIBIT F

FORM OF UC CONSENT

July __, 2003

Mr. Joel B. Kirschbaum
Director, Office of Technology Management
University of California, San Francisco
1294 Ninth Ave. Suite One, Box 1209
San Francisco, CA 94143-1209

Dear Joel:

As we have discussed, Scientific Learning (“SLC”) is negotiating with Neuroscience Solutions Corporation (“NSC”) to grant NSC a sublicense of our rights under our patent license agreement with UC (the “UC License Agreement”). NSC is a start-up company affiliated with Dr. Michael Merzenich, a UCSF professor. We are writing to notify you of this proposed sublicense and to obtain your concurrence in our determination of the amounts that SLC will be required to pay to UC with respect to this sublicense.

NSC Transaction

The proposed sublicense is part of a larger transaction between SLC and NSC, which is outlined in the attached Term Sheet (the “Proposed Transaction”). The Term Sheet is not binding, but it does summarize the basic terms on which we are drafting the definitive agreements. A copy of the definitive sublicense agreement is attached for your review. Under the Proposed Transaction, SLC would, in addition to the proposed sublicense, grant NSC a royalty-bearing license to certain patents and copyrighted software owned by SLC (including patents jointly-owned by SLC and UC), sell certain assets and provide certain services to NSC for an initial fee of $500,000 cash plus shares of NSC preferred stock amounting to 10% ownership of NSC.

Under Section 3.4.1 of the UC License Agreement, SLC is required to pay UC the greater of one-half of the royalty income received by SLC from a sublicensee in consideration of the sublicense or the same royalty on the sublicensee’s net sales as SLC pays on its own net sales. In the Proposed Transaction, SLC would receive a royalty of between 6% and 8% of NSC’s net sales of products pursuant to the sublicense. SLC’s understanding of the UC License Agreement is that SLC would be required to pay UC a royalty of 4% of NSC’s net sales of products pursuant to the sublicense. If an NSC product is not covered by the UC/Rutgers patents that are the subject of the sublicense, then SLC would not be required to pay UC any royalties on it.

In anticipation of our entering into the Proposed Transaction, we would like to address two points with UC:

F-1

1.   Our understanding is that the payment to UC of the 4% royalty as described above would satisfy all of SLC’s obligations under Section 3.4.1 and 3.4.2 of the UC License Agreement with respect to all consideration to be received from NSC in the Proposed Transaction. SLC would not be required to pay UC any portion of the consideration it would receive from NSC in the Proposed Transaction with respect to SLC’s providing services to NSC, the license of SLC’s copyrights, the sale of certain SLC property, or the license of patents that are owned solely by SLC or jointly by SLC and UC.

2.   In determining the royalties payable by SLC to UC with respect to the proposed sublicense, Section 3.4.1 of the UC License Agreement provides that SLC will pay a royalty “based on sublicensee’s Net Sales…” The term “Net Sales” is defined in the UC License Agreement with reference to several provisions that differ from the corresponding provisions that we have negotiated with NSC in the proposed sublicense. To avoid a conflict in these terms, we request that, for purposes of computing the royalties payable by SLC to UC under Section 3.4.1 (only with respect to the proposed sublicense), the term “Net Sales” be construed only in accordance with the definitions and other provisions of the proposed sublicense agreement, including Section 4.4 (Accounting for Certain Transactions) and 4.6 (Accounting for Bundled Offerings), notwithstanding any contrary provisions in the UC License Agreement.

[INTENTIONALLY BLANK]

F-2

Please sign and return to us the enclosed copy of this letter to indicate UC’s consent to the Proposed Transaction and UC’s concurrence in with respect to the points raised above.

Very truly yours,

SCIENTIFIC LEARNING CORPORATION

By
      ———————————————
        Linda L. Carloni
        Vice President and General Counsel

On behalf of the Regents of the University of California, the undersigned hereby: (a) consents to the Proposed Transaction; (b) concurs in and agrees to the description in the above letter of the amounts that SLC would be required to pay to UC with respect to the Proposed Transaction; and (c) agrees that for purposes of computing the royalties payable by SLC to UC under Section 3.4.1 (only with respect to the proposed sublicense), the term “Net Sales” be construed in accordance with the definitions and other provisions of the proposed sublicense agreement, including Section 4.4 (Accounting for Certain Transactions) and 4.6 (Accounting for Bundled Offerings), notwithstanding any contrary provisions in the UC License Agreement.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:
      ———————————————
      Name:
      Title:

F-3

EXHIBIT G

FORM OF RELEASE, SUBORDINATION AND NON-DISTURBANCE

THIS RELEASE, SUBORDINATION AND NON-DISTURBANCE AGREEMENT (“Agreement”) dated as of September__, 2003 is entered into by and between SCIENTIFIC LEARNING CORPORATION, a California Corporation (“SLC”), WPV, INC., a Delaware corporation (“WPV”), and NEUROSCIENCE SOLUTIONS CORPORATION, a California corporation (“NSC”).

RECITALS

        A.  SLC and WPV have entered into that Agreement to Issue Warrant and Grant of Security Interest dated as of March 9, 2001 (the “WPV Security Agreement”) pursuant to which, in order to secure the repayment in full of the Secured Obligations (as such term is defined therein), SLC granted to WPV a perfected security interest in substantially all of its personal property assets, as more particularly described in the WPV Security Agreement (the “WPV Collateral”).

        B.  Concurrently herewith, SLC intends, together with NSC, to enter into that Technology Transfer Agreement (the “Transfer Agreement”) and that SLC License Agreement (the “License Agreement”; and together with the Transfer Agreement and all other agreements, licenses, documents and instruments to be executed or delivered pursuant to or in connection with the Transfer Agreement and the License Agreement and the sale and licensing transaction contemplated thereby, the “Transaction Documents”), each to be dated as of the date herewith, pursuant to which, among other things, SLC (i) will sell, transfer and deliver to NSC, and NSC will purchase from NSC, the assets identified on Schedule 1.2 to the Transfer Agreement (the “Transferred Assets”), which Schedule 1.2 is attached in its entirety to this Agreement as Exhibit A and is made a part hereof; (ii) will grant to NSC a non-transferable (except to the extent otherwise provided in the License Agreement) worldwide, royalty-bearing license under the SLC Patents (as such term is defined in the License Agreement, the “SLC Patents”); a fully executed copy of the License Agreement is attached in its entirety to this Agreement as Exhibit B and is made a part hereof) solely in the Health Field (as such term is defined in the License Agreement), to make, use, offer for sale, sell and import Licensed Products and perform Licensed Services (as such terms are defined in the License Agreement); and (iii) will grant to NSC a non-transferable (except to the extent otherwise provided in the License Agreement) worldwide, royalty-bearing sublicense under the Third Party Patents (as such term is defined in the License Agreement, the “Third Party Patents”) solely in the Health Field, to make, use, offer for sale, sell and import Licensed Products and perform Licensed Services.

        C.  The WPV Collateral includes SLC’s right, title and interest in, to and under certain assets which comprise all or a portion of the Transferred Assets.

G-1

        D.   The WPV Collateral includes, or, as after-acquired collateral, will include SLC’s right, title and interest in, to and under certain assets which comprise SLC Patents or SLC’s right, title and interest as licensee under the Third Party Patents.

        E.   NSC is unwilling to enter into the Transfer Agreement or the License Agreement or to consummate the transactions contemplated thereby unless WPV agrees (i) to release its security interest in and to that portion of the WPV Collateral comprising SLC’s right, title and interest in, to and under the Transferred Assets and (ii) to subordinate, in right of priority and enforcement, its security interest in and to that portion of the WPV Collateral comprising or hereafter comprising SLC’s right, title and interest in, to and under the SLC Patents and as licensee under the Third Party Patents to NSC’s right, title and interest as the licensee of the SLC Patents and the sublicensee of the Third Party Patents to the extent, but only to the extent, that NSC acquires such right, title and interest as licensee and as sublicensee pursuant to and under the License Agreement and the other Transaction Documents.

        F.   WPV is willing to agree to so release its security interest in the WPV Collateral to the extent, but only to the extent, it comprises SLC’s right, title and interest in, to and under Transferred Assets and to so subordinate, in right of priority and enforcement, its security interest in and to that portion of the WPV Collateral comprising or hereafter comprising SLC’s right, title and interest in, to and under the SLC Patents and as licensee under the Third Party Patents to NSC’s right, title and interest as the licensee of the SLC Patents and the sublicensee of the Third Party Patents to the extent, but only to the extent, that NSC acquires such right, title and interest as licensee and as sublicensee pursuant to and under the License Agreement and the other Transaction Documents, in each case on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        1.  RELEASE AND CONSENT. WPV hereby (a) authorizes the sale, transfer and other disposition of the Transferred Assets by SLC to NSC pursuant to the Transfer Agreement as a disposition free of WPV’s security interest in such Transferred Assets within the meaning of Section 9-315(a)(1) of the Uniform Commercial Code as enacted and in effect in the State of New York (the “NYUCC”), and (b) waives any violation of the Financing Documents (as defined in Section 2 hereof) which may result from the execution, delivery and performance by SLC of its obligations under the Transaction Documents including, without limitation, (i) the transfer of the Transferred Assets and (ii) the granting of license rights to NSC in the SLC Patents or the Third Party Patents, in each such case pursuant to the terms of the Transaction Documents; provided that WPV’s security interest shall attach to the identifiable proceeds of such Transferred Assets to the extent such Transferred Assets comprised WPV Collateral within the meaning of Section 9-315(a)(2) of the NYUCC. In furtherance thereof, WPV hereby releases its security interest in the WPV Collateral to the extent, but only to the extent, such WPV Collateral comprises SLC’s right, title and interest in, to and under Transferred Assets.

G-2

        2.  SUBORDINATION AND NON-DISTURBANCE.  WPV hereby subordinates, in right of priority and enforcement, its security interest in and to that portion of the WPV Collateral comprising or, as to after-acquired WPV Collateral, hereafter comprising SLC’s right, title and interest in, to and under the SLC Patents and as licensee under the Third Party Patents to NSC’s right, title and interest as the licensee of the SLC Patents and right, title and interest as the sublicensee of the Third Party Patents to the extent, but only to the extent, that NSC acquires such right, title and interest as licensee and as sublicensee, respectively, pursuant to and under the License Agreement and the other Transaction Documents. WPV agrees that, if, whether following a default under the WPV Security Agreement or otherwise, WPV exercises or enforces any of its rights or remedies under the WPV Security Agreement or any other agreement, document or instrument executed or delivered pursuant thereto or otherwise in connection with the granting of a security interest in the WPV Collateral as contemplated thereby (together with the WPV Security Agreement, the “Financing Documents”) or under applicable law, then notwithstanding any such exercise or enforcement of such rights or remedies including, without limitation, any sale, lease, license or other disposition of all or any of the WPV Collateral thereunder, (a) the License Agreement shall continue in full force and effect and (b) WPV shall not disturb NSC’s rights under the License Agreement, including, without limitation, NSC’s right to use the SLC Patents and the Third Party Patents as and to the extent licensed or sublicensed, as the case may be, under the License Agreement. NSC agrees that in the event of a foreclosure by WPV which transfers ownership of the SLC Patents and SLC’s rights as licensee of Third Party Patents, then NSC will attorn to and recognize the new owner as owner of the SLC Patents and, subject to Section 9-408(d) of the NYCUCC, of such right, title and interest as SLC formerly had as a licensee of the Third Party Patents, subject to NSC’s rights under the License Agreement.

        3.  NOTICE OF DEFAULTS AND DISPOSITIONS.  SLC agrees to give WPV prompt written notice of any default by NSC under the License Agreement. If WPV elects to exercise any right or remedy under any of the Financing Documents or applicable law which would result in transfer of SLC’s ownership interest in the SLC Patents or of SLC’s rights in the Third Party Patents, then WPV will deliver to NSC, contemporaneously with its delivery of such thereof to SLC, all notices of any proposed sale, lease, license or other disposition of such ownership or license rights.

        4.  FURTHER ASSURANCES.  WPV agrees to execute and deliver such other instruments, and take such other administrative or ministerial action, as SLC may reasonably request in connection with the transactions contemplated by this Agreement, and consents to and authorizes such actions as SLC may reasonably take, including without limitation, the execution delivery of financing statement amendments to WPV’s financing statements, in order to effect the partial release of WPV’s security interests as contemplated by Section 1 above and the subordination of WPV’s security interests as contemplated by Section 2 above. From and after the Closing (as defined in the Transfer Agreement) for so long as any Secured Obligations remain unpaid or unperformed in favor of WPV or any security interest created under any of the Financing Documents remains of record against any of the SLC Patents or SLC’s rights in the Third Party Patents, WPV will promptly execute and deliver to NSC such other instruments as NSC shall reasonably request and prepare for WPV’s signature to evidence the partial release of WPV’s security interest as contemplated by Section 1 above and the subordination of WPV’s security interests as contemplated by Section 2 above.

G-3

        5.   MISCELLANEOUS.

              A. No Prior Assignments. WPV represents that it has not pledged, transferred, or assigned to any third party any right, interest, claim, or cause of action being transferred, conveyed, released, or compromised pursuant to this Agreement, and will indemnify SLC and NSC from and against any third party claim asserting such a pledge, transfer, or assignment of any such right, interest, claim, or cause of action.

              B. Severability. In the event that any term or provision of this Agreement is held by any court of competent jurisdiction to be illegal, invalid, or unenforceable for any reason, then the remaining portions of this Agreement shall nonetheless remain in full force and effect, unless such portion of the Agreement is so material that its deletion would violate the obvious purpose and intent of the parties.

        6.  NOTICES.  Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (a) receipt or (b) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via recognized commercial courier service providing for a receipt, addressed to SLC, WPV or NSC, as the case may be at the following addresses:

If to WPV:	WPV, Inc. 466 Lexington Avenue New York, NY 10017 Attention: Ryan Craig

If to SLC:	Scientific Learning Corporation 300 Frank H. Ogawa Plaza Oakland, CA 94612 Facsimile: 510/874-1886 Atention: General Counsel

If to NSC:	Neuroscience Solutions Corporation 41 Hartford Street San Francisco, CA 941114 Attention: Chief Executive Officer

        7.  GOVERNING LAW. This Agreement shall be deemed to have been made in the State of New York and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

G-4

        8.  BINDING EFFECT.  The obligations of WPV hereunder shall be binding upon any successor or assign of WPV, including without limitation, any purchaser or transferee in any sale, lease, license or other disposition of the WPV Collateral or any part thereof at a foreclosure sale or otherwise under the Financing Documents or applicable law, and any transferee of the WPV Security Interest, and their successor and assigns, and the obligations of SLC hereunder shall be binding upon any successor and assign of SLC.

        9.   COUNTERPARTS.  This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which shall be an original, but all of which shall together constitute one and the same agreement.

[Signature pages to follow]

G-5

        IN WITNESS WHEREOF, the parties hereto have executed this Release, Subordination and Non-Disturbance Agreement as of the date first written above.

WPV, INC.

By:____________________________________
Printed Name:____________________________
Title:___________________________________

SCIENTIFIC LEARNING CORPORATION

By:____________________________________
Printed Name: Robert C. Bowen
Title:  Chairman and Chief Executive Officer

NEUROSCIENCE SOLUTIONS CORPORATION

By:____________________________________
Printed Name: Jeffrey S. Zimman
Title:  Chief Executive Officer

EXHIBIT H

FORM OF AGREEMENT WITH UC REGENTS

AGREEMENT TO ACCEPT ASSIGNMENT OF SUBLICENSE AND
CONSENT TO EXCLUSIVE SUBLICENSE

This Agreement to Accept Assignment of Sublicense and Consent to Exclusive Sublicense (“this Agreement”) is made effective this ___ day of September, 2003 between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200, (“The Regents”), and acting through its Office of Technology Management, University of California San Francisco, 185 Berry Street, Suite 4603, San Francisco, CA 94107, and NEUROSCIENCE SOLUTIONS CORPORATION, a California corporation having a principal place of business at 41 Hartford Street, San Francisco, California 94114 (“NSC”).

Recitals

A.   The Regents and SCIENTIFIC LEARNING CORPORATION (“SLC”) are parties to an Exclusive License Agreement made effective as of September 27, 1996, UC Case No. 94-069-1 (the “SLC License”), pursuant to which The Regents granted SLC certain exclusive license rights under the “Regents’ Patent Rights,” as defined therein.

B.   Pursuant to Section 3.1 of the SLC License, SLC granted to NSC a sublicense of its rights (the “Sublicense”) under the Regents’ Patent Rights pursuant to an agreement made effective September ___, 2003 (the “Sublicense Agreement”), a copy of which is attached hereto as Exhibit A.

C.   The Sublicense Agreement also grants to NSC certain exclusive license rights in certain “Core SLC Patents” and non-exclusive rights in certain other “SLC Patents,” as those terms are defined therein. Some of the Core SLC Patents and some of the other SLC Patents are jointly owned by SLC and The Regents, as identified in Section II “SLC/UC Jointly Assigned United States Patents,” Section IV “SLC/UC Jointly Assigned Pending United States Applications,” Section VI “SLC/UC Jointed Assigned Foreign Patents,” and Section VIII “SLC/UC Jointly Assigned Pending Foreign Applications” of Exhibit A of the Sublicense Agreement (collectively, the “Jointly Owned Patents”). The parties desire by this Agreement to establish the consent of The Regents, as a co-owner of the Jointly Owned Patents, to their exclusive license to NSC on the terms and conditions of the Sublicense Agreement.

D.   Section 3.3 of the SLC License provides that, upon termination of the SLC License for any reason, The Regents, at its sole discretion, shall determine whether SLC shall cancel or assign to The Regents any and all sublicenses. The parties desire by this Agreement to provide that in the event of such termination of the SLC License, The Regents shall accept assignment of the Sublicense, on the terms and conditions set forth below.

H-1

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING PREMISES AND OF THE TERMS AND CONDITIONS OF THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

1.  Consent to Exclusive License of the Jointly Owned Patents. The Regents, as a co-owner of the Jointly Owned Patents, hereby consent to and approve the grant contained in Section 2.1 of the Sublicense Agreement of an exclusive license under certain of the Jointly Owned Patents and of a non-exclusive license under certain others of the Jointly Owned Patents, all in the “Health Field” (as defined in the Sublicense Agreement), and on the terms and conditions of the Sublicense Agreement. No separate consideration shall be due The Regents with respect to such licenses or the exercise of rights thereunder by NSC other than the “Pass-Through Royalty” to be paid to The Regents under Section 4.3 of the Sublicense Agreement. The Regents hereby agree that, until the Sublicense Agreement expires or is terminated in accordance with its terms, the Regents shall not grant any licenses within the Health Field to any of the Jointly Owned Patents that are exclusively licensed within the Health Field pursuant to Section 2.1 of the Sublicense Agreement or take any other action that would undermine or be inconsistent with the grant of rights contained in such section.

2.  Acceptance of Assignment of the Sublicense in the Sublicense Agreement. Upon termination of the SLC License for any reason, provided that the Sublicense Agreement is still otherwise in force, The Regents will, pursuant to Section 3.3 of the SLC License, accept assignment to The Regents of the Sublicense granted to NSC under Section 2.2 of the Sublicense Agreement, and NSC’s rights thereunder with respect to the Regents’ Patent Rights shall continue in full force and effect after such assignment, and shall be exclusive with respect to the “Health Field” (as defined in the Sublicense Agreement), subject to compliance with the applicable terms and conditions of the Sublicense Agreement, including but not limited to payment to The Regents of the “Pass-Through Royalty” required under Section 4.3 of the Sublicense Agreement. After assignment of the Sublicense in accordance with this Section 1, The Regents agree that SLC shall have no liability to The Regents or others with respect to or arising out of any exercise by NSC of its rights under the Sublicense after such assignment, including but not limited to any liability for any Pass-Through Royalty based on such exercise of rights, whether or not NSC fails to pay such Pass-Through Royalty.

3.  Books and Records. After assignment of the Sublicense in accordance with Section 1 above, NSC agrees to keep accurate books and records showing all licensed products manufactured, used, and/or sold under the terms of the Sublicense sufficient to enable computation of the “Pass-Through Royalty” due The Regents under Section 4.3 of the Sublicense Agreement. Books and records must be preserved for at least five (5) years from the date of the royalty payment to which they pertain. Books and records must be open to inspection by representatives or agents of The Regents at reasonable times. The Regents shall bear the fees and expenses of examination but if an error in royalties of more than five percent (5%) underpayment of the total royalties due for any year is discovered in any examination then NSC shall bear the fees and expenses of that examination.

H-2

4.  Life of the Sublicense. Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, or earlier termination of the Sublicense Agreement in accordance with its terms, the assigned Sublicense will be in force until the last-to-expire patent of The Regents licensed under the Sublicense; or until the last patent application licensed under the Sublicense is abandoned and no patent in Regents’ Patent Rights ever issues.

5.  Termination of the Sublicense. If NSC fails to pay to The Regents the “Pass-Through Royalty” required under the Sublicense Agreement, then The Regents may give written notice of default (Notice of Default) to NSC. If NSC fails to repair the default within sixty (60) days of the effective date of the Notice of Default, The Regents may terminate the Sublicense by a second written notice (Notice of Termination). If a Notice of Termination is sent to NSC, the Sublicense will automatically terminate on the effective date of that notice. Termination will not relieve NSC of its obligation to pay any fees owing at the time of termination and will not impair any accrued right of The Regents. These notices are subject to Section 6 (Notices).

6.  Disposition of Licensed Products on Hand Upon Termination. Upon termination of the Sublicense, NSC is entitled to dispose of all previously made or partially made products licensed under the Sublicense, but no more, within a period of one hundred and twenty (120) days provided that the sale of those licensed products is subject to payment of the Pass-Through Royalty and the rendering of reports required under this Agreement.

7.  Notices. Any notice or payment required to be given to either party is properly given and effective (a) on the date of delivery if delivered in person or (b) five (5) days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to another address as is designated by written notice given to the other party.

In the case of The Regents:

Office of Technology Management
University of California
San Francisco
185 Berry Street – Suite 4603
San Francisco, CA 94107
Attention: Director
Referring to UC Case No. 94-069

In the case of NSC:

Neuroscience Solutions Corporation
41 Hartford Street
San Francisco, California 94114

8.  Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California.

H-3

9.  Amendment or Modification. No amendment or modification of this Agreement is valid or binding on the parties unless made in writing and signed on behalf of each party.

IN WITNESS WHEREOF, both The Regents and NSC have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

THE REGENTS OF THE UNIVERSITY OF CALIFORNIA	NEUROSCIENCE SOLUTIONS CORPORATION

By:__________________________________	By:_______________________________________
(Signature)	(Signature)
Name:________________________________	Name:_____________________________________
(Please Print)	(Please Print)
Title:_________________________________	Title:______________________________________

H-4

EXHIBIT I

FORM OF SITE LICENSE WITH SLC

I-1

Order Form

Customer Name (School Dist./Org.)	Neuroscience Solutions Corporation	Customer Contact: Name, Phone, Fax, e-mail	Jeff Zimman

Ship to: Name & Address	Jeff Zimman 41 Hartford Street San Francisco, CA 94114	Bill to: Address	Jeff Zimman 41 Hartford Street San Francisco, CA 94114

Site Name	NSC HDQTRS	Org ID

NSC’s corporate headquarters and such additional sites at which NSC may deploy the Software Product
for use in studies administered by
	NSC (so long as the product is not	Site Contact
Site Address	used by more than 300 users)	Name & Phone	Jeff Zimman

Software products licensed for use only at the above site(s):

Software Product	License Type	# of CDs provided	License Start Date	License Term	Support Term Start Date	Support Term End Date

Fast ForWord Language 2.02	Site	***1	*	1 year	n/a	n/a

Online Products	License Type	Access Term Start Date	Access Term End Date	Support Term Start Date	Support Term End Date

Progress Tracker/Lesson	Site	*	**	n/a	n/a

Fee: $15,000

Payment Provisions: Payment due net 15 days upon receipt of invoice from SLC.			Other Provisions:

Customer agrees to purchase and Scientific Learning agrees to sell and provide the licenses and services specified above. Customer agrees to pay the fee specified above on the specified terms. This Order Form is subject to the Terms and Conditions that accompany the software, a copy of which has been provided to and reviewed by Customer. This Order Form and those Terms and Conditions constitute the complete and entire agreement between SLC and the Customer with respect to the licenses specified above.

Ordered by: Neuroscience Solutions Corporation	Accepted by: Scientific Learning Corporation

By:____________________________________	By:____________________________________
authorized signature

Name:__________________________________	Name:__________________________________

Title:___________________________________	Title:___________________________________

Date:___________________________________	Date:___________________________________

Additional Terms: Non commercial site license limited to 300 users. No Support Services. No use of or access to Gateway products.

*	To be completed at closing with the Effective Date of the SLC License Agreement

**	To be completed at closing with a date one year after the Effective Date of the SLC License Agreement

***	Software provided by electronic delivery.

Scientific Learning Corporation – 300 Frank H. Ogawa Plaza, CA 94612 – (510) 444-3500 – (510) 836-6412 FAX

TERMS AND CONDITIONS

These Terms and Conditions, together with the accompanying Order Form or other mutually agreeable written document specifying the licenses and/or services being purchased (the “Order Document”) form a legal agreement (the “Agreement”) between Scientific Learning Corporation (“SLC” or the “Licensor”) and the individual or entity who is the Customer under the Order Document (“Customer”).

1.	Scope of Agreement. The terms of the Agreement govern:

a.	Customer’s license to the software product(s) specified in the Order Document (the “Products”);

b.	Customer’s access to the Progress Tracker online data system with respect to the Products or other on-line products or services (together, the “OnLine Products”), if access to such OnLine Products is specified in the Order Document; and

c.	Customer’s purchase of support or other services, if such services are specified in the Order Document.

For purposes of this Agreement, the term Software means both the Products and, if applicable, the software used in the OnLine Products, together with any related technical support or professional development software that Licensor may provide to Customer and that is not specified in the Order Document or other agreement.

2.	License. Licensor grants to Customer, and Customer accepts, a limited, non-exclusive, nontransferable license to (i) use the Products (in object code only), the OnLine Products (only via access to the user interface over the World Wide Web), and the manuals and documentation (written or on-line) provided to Customer in connection with the Software (collectively, the “Licensed Material”) and (ii) copy, compile and create derivative works of the source code of the Products, all of the foregoing solely for noncommercial research and development purposes in the Health Field as that term is defined in the Technology Transfer Agreement dated September 4, 2003 between the parties and subject to the terms provided in this Agreement. The Licensed Material is protected by trade secret and/or copyright law and is proprietary to Licensor and/or its licensors. The Licensed Material is licensed, not sold.

3.	Definitions of Particular License Categories. The following terms, if used in the Order Document, have the meanings set forth below:

a.	For use at a specified site: the Software may be used only at the physical site specified. The physical location may not be changed without Licensor’s prior written consent.

b.	Site license: Products subject to a site license may be used only at the physical sites specified, by no more than a cumulative total 300 users across all sites. If the Progress Tracker online data system is licensed under a site license, it may be used only in connection with no more than a cumulative total of 300 users across all the specified sites. Online Products that are professional development, training or support products may be used only by persons who are providing services for the specified site. Subject to the terms and conditions of this Agreement, Customer may copy, compile, and create derivative works of the source code to the Software.

c.	Workstation license: the Software may be installed or used only on the specified number of workstations by students who are regularly enrolled students at the specified site(s). If the Software is installed in a network configuration in which the host computer does not permit the use of the Software by students, the host computer is not counted towards the workstation limit, but all computers used by students are counted. All of the Products licensed for a specified workstation limit must be installed on the same workstations; one product may not be installed on one workstation and a second product on a different workstation.

d.	Specified students (for example, students receiving particular services or students in particular grades): the Software may be used only with students who are within the specified groups by students who are regularly enrolled students at the specified site(s).

e.	Disc license: the maximum number of simultaneous users of the Software may not exceed the number of CDs containing the product that have been provided by Licensor under the license.

f.	Start date: the date that the license for the Software begins.

g.	Term: The Software may be used by students or others using the exercises (participants) only during the time period specified as the license term. Participants may not use the Software after the end of the specified time period.

h.	Per participant license: The Customer may use the Software with a maximum aggregate number of participants equal to the number of per participant licenses purchased. Each time a Software product is used by a different person counts as one participant, even if a given individual uses more than one product.

Order Documents may include additional restrictions, limitations or other terms relating to the Software being licensed.

4.	Progress Tracker OnLine Data System and Other OnLine Products. If the Order Document specifies access to the Progress Tracker OnLine Data System or other online products or services (collectively, “OnLine Products”), the following terms govern such access.

a.	The license to and use of the Progress Tracker System requires payment of an initial license fee, which is due in connection with beginning access to the system, which permits access over a specified period of time. The initial license fee does not permit access to the Progress Tracker system unless access rights are also in force.

b.	A single course registration entitles one person to enroll in one specified online product.

c.	The OnLine Products are maintained on SLC servers and provided to Customer via the World Wide Web. SLC is not responsible for any incompatibility between the OnLine Products and services provided by Customer’s Internet service provider.

d.	OnLine Products may be used only in connection with the Products and/or for professional development and training of Customer’s teachers and other staff. Customer acknowledges that not all Products feature Progress Tracker system access.

e.	SLC may, from time to time, in its sole discretion, add new content to or modify or discontinue content contained in the OnLine Products.

f.	Access to the OnLine Products is provided only for the limited term specified in the Order Document. If Customer and Licensor agree to renew the term, the renewal shall require an additional fee and shall be on the terms specified in these Terms and Conditions, unless Licensor has provided Customer with new or additional terms governing such renewal.

5.	Using the Products and the OnLine Products.

a.	Customer agrees to use only the most recent release of the Software that has been provided to Customer by Licensor.

b.	Customer shall be solely responsible for selecting appropriate participants to use the Software.

c.	Except as otherwise agreed in writing, installation of all Software is the responsibility of Customer. Customer is solely responsible for providing the computer equipment, other software, headphones, telecommunications links, and/or Internet access required to run the Software in accordance with the system requirements provided by SLC. Customer is solely responsible for all expenses incurred by it in using the Software.

d.	Customer agrees to keep any activation, product, organization or other codes or identification numbers issued to Customer by Licensor confidential and to use them only for purposes of using the Software under the terms of this Agreement.

e.	Customer is responsible for controlling and managing access to the OnLine Products and the data stored on those Products, using user identifications provided by Licensor and generated by Customer. Customer agrees that in using the OnLine Products and reports generated by those Products, Customer shall comply with all applicable federal and state privacy and student records laws.

f.	Customer agrees that any per participant license purchased shall be used only for a single participant and shall not be re-used for any other person.

g.	Customer acknowledges that certain Product licenses require the CD for that Product to be in the applicable computer during use.

6.	Support and Other Services. If the Order Document specifies support or other services to be provided by SLC, the following terms govern such services.

a.	Support consists of access to (i) SLC’s technical, professional and customer service representatives by telephone, email or Web chat during SLC’s standard service days and hours; (ii) corrective updates and minor modifications to the Products that may be made available by SLC without further charge to its support customers from time to time; and (iii) manuals, guides and training materials, in electronic format, that may be made available by SLC without further charge to its support customers from time to time. Standard service days and hours shall be stated on SLC’s web site, and may be changed by SLC from time to time. Support does not include access to new products, new editions, new versions, or new releases (as such are specified by SLC) that may be made available by SLC from time to time.

b.	Support is limited to the Products and time period specified for support in the Order Document. If Customer and SLC agree to expand the Products covered or renew the term, that change shall require an additional support fee, and shall be on the terms specified in these Terms and Conditions, unless SLC has provided Customer with new or additional terms governing such renewal.

c.	If an Order Document specifies a per participant license and does not contain any separate charge for support, 20% of the price of the license shall be allocated to support.

d.	Once a new release or new version of Software has been released, support shall be available only until the service “end of life” of such prior release or version as determined by SLC in its sole discretion, provided, however that the “end of life” shall not occur until at least one year after the new release or version is first made available.

e.	SLC may provide support or other services through its own personnel or contractors.

f.	SLC is required to provide only the number of CDs for Products specified in the Order Document. Additional or replacement copies of CDs may be available for purchase under SLC’s standard terms. If additional or replacement CDs are provided, the Software on such CDs shall be subject to the same license terms as the original CDs to which they relate, and upon delivery shall be included within the term Software for purposes of this Agreement.

g.	If SLC provides Customer with any support, upgrade or update software not subject to a subsequent license, that additional software shall be subject to the same license terms as the Software to which it relates and upon delivery shall be included in the term Software for purposes of this Agreement.

h.	If Customer requests services outside the scope of the services specified in an accepted Order Document, SLC may charge Customer for those services at SLC’s then-current time and materials rates and may require payments and/or a purchase order prior to providing such services.

i.	To receive support or on-site services, Customer shall (i) supply SLC with sufficient information and data to reproduce the problem: (ii) use the Software on computer and operating systems consistent with SLC’s requirements; (iii) use a release of the Software then being supported by SLC; and (iv) maintain an operating environment free of any programs or modifications that might interfere with the Software.

j.	With respect to on-site services:

(i)	Customer shall provide clear and unencumbered access to all computer systems with respect to which such services are to be performed.

(ii)	Service days shall be scheduled by mutual agreement of Customer and SLC. SLC incurs significant expense in preparing for service days, and requires two business days’ notice if Customer wishes to reschedule mutually agreed-upon dates. If Customer reschedules less than two business days prior to a scheduled day, then one day shall be subtracted from the total days of service remaining.

(iii)	All service days must be scheduled and delivered within the applicable period specified in the Order Document.

(iv)	Customer agrees to abide by any limitation communicated by SLC with respect to the number of persons permitted to attend a training class.

k.	Additional restrictions or limitations relating to services may be specified in the Order Document.

7.	Restrictions. Customer agrees not to, and agrees to cause all persons to whom it makes Licensed Material available not to:

a.	Use, copy, rent, lease, lend, license, sublicense, sell, export, assign, transfer, redistribute or in any other way disseminate the Licensed Material, except as expressly permitted by this Agreement. Customer is permitted to copy certain files from the Products onto the hard drive of the computer on which the Product is being used in order to optimize the performance of the Product, provided that the copied files may only be used subject to the restrictions of the applicable license, as outlined in this Agreement. Customer may copy manuals and training materials provided by Scientific Learning, for use only in connection with use of the Software as permitted under Customer’s license. Any permitted copy must fully preserve all proprietary, copyright and identification notices contained in the original Licensed Material.

b.	Allow anyone other than Customer to reverse engineer, decompile, disassemble or otherwise attempt to derive the source code for the Software.

c.	Modify, translate or create derivative works or adaptations from the Licensed Material in any manner that would violate the terms of the Amended and Restated License Agreement dated January 1, 2001 by and between Scientific Learning Corporation, Dr. Susan Curtiss and Dr. Jeni Yamada or for any purpose other than Customer’s own non-commercial research and development purposes.

d.	Use any Licensed Material that is not Software other than in connection with and to facilitate the use of the Software.

e.	Modify or attempt to modify any license terms encoded in the Software or modify any settings on a computer for the purpose of circumventing the limitations of the license.

FAILURE TO COMPLY WITH THESE RESTRICTIONS SHALL CONSTITUTE A MATERIAL BREACH OF THIS AGREEMENT AND A VIOLATION OF THE LAW, AND SHALL GIVE SLC THE RIGHT TO IMMEDIATELY TERMINATE THIS AGREEMENT AND ALL RIGHTS GRANTED HEREBY. ALL RIGHTS NOT EXPRESSLY GRANTED BY THIS AGREEMENT ARE RESERVED BY SLC.

8.	Limited Warranty. Licensor warrants to Customer that the Software shall have substantially the functionality described in the Manuals and Guides that accompany the Software for a period of 90 days from the applicable invoice date. The limited warranty applies only if the Software is used in accordance with the published instructions for its use, and shall not apply if the failure resulted from accident, abuse or misapplication or to the extent the Software is combined with any software product not provided by SLC. Licensor does not warrant that the Software shall operate or be accessible without interruption, be error or bug-free, or be compatible with particular computer equipment or other software on or with which Customer wishes to use it. The exclusive remedy for any breach of this limited warranty is, at Licensor’s option, the repair or replacement of the Software, or (upon return of the affected Software and related documents and the termination of the license with respect to the Software) the refund of all or a pro rata portion of the license fee paid for the applicable license. The foregoing states the complete and entire remedies that Customer has under this warranty. Neither SLC nor any other Licensor shall have any responsibility for any warranty claims made outside of the warranty period.

9.	No Other Warranties; Limitation of Liability. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR, ON BEHALF OF ITSELF AND ITS LICENSORS, DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE SOFTWARE OR ANY SERVICES PROVIDED UNDER THIS AGREEMENT, EITHER EXPRESSED, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT. LICENSOR MAKES NO WARRANTY WITH RESPECT TO THE EFFICACY OF ANY SOFTWARE, INCLUDING BUT NOT LIMITED TO ITS EFFICACY IN DEALING WITH ANY LEARNING DISABILITY OR OTHER CONDITION. REGARDLESS OF THE SUCCESS OR EFFECTIVENESS OF OTHER REMEDIES, IN NO EVENT SHALL LICENSOR OR ITS LICENSORS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES WHATSOEVER ARISING OUT OF THIS AGREEMENT OR THE USE OF OR INABILITY TO USE ANY PRODUCT OR SERVICE PROVIDED HEREUNDER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST REVENUES OR PROFITS OR BUSINESS INTERRUPTION), HOWEVER ARISING AND UNDER ANY THEORY OF LIABILITY INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, OR TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) EVEN IF LICENSOR OR ITS LICENSORS HAVE BEEN ADVISED OF OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL LICENSOR OR ITS LICENSORS BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF THE AMOUNT PAID TO LICENSOR FOR THE SOFTWARE OR SERVICE ON WHICH THE CLAIM IS BASED. IN ADDITION, IN NO EVENT SHALL THE LIABILITY OF LICENSOR AND ITS LICENSORS RELATING TO SUPPORT SERVICES EXCEED THE TOTAL AMOUNT OF MONEY PAID BY CUSTOMER TO LICENSOR DURING THE IMMEDIATELY PRECEDING 12-MONTH PERIOD WITH RESPECT TO THE PARTICULAR SUPPORT SERVICES ON WHICH THE CLAIM IS BASED. CUSTOMER ACKNOWLEDGES AND AGREES THAT THE DISCLAIMER OF WARRANTIES, LIMITATIONS ON LIABILITY AND LIMITED REMEDIES CONTAINED IN THIS AGREEMENT ARE FUNDAMENTAL PARTS OF THE BASIS OF LICENSOR’S BARGAIN HEREUNDER. SOME JURISDICTIONS DO NOT PERMIT THE EXCLUSION OF CERTAIN TYPES OF DAMAGES OR THE DISCLAIMER OF CERTAIN IMPLIED WARRANTIES, SO SOME OF THE FOREGOING MAY NOT BE APPLICABLE. TO THE EXTENT THAT LICENSOR MAY NOT DISCLAIM ANY WARRANTY, THE SCOPE AND DURATION OF SUCH WARRANTY SHALL BE THE MINIMUM PERMITTED UNDER APPLICABLE LAW.

10.	General

a.	[Intentionally Blank]

b.	Taxes. Customer agrees to pay Licensor all applicable sales, use or other taxes related to this Agreement, however designated, except for taxes based on Licensor’s income. If Customer claims tax exempt status, Customer agrees to provide Licensor with evidence of such tax exemption upon Licensor’s request. All pricing set forth in the Order Document in United States dollars.

c.	Breach; Termination. Licensor shall have the right to suspend its performance and Customer’s right to use the Software under this Agreement if Customer fails to pay any fee when due or breaches any of its obligations under this Agreement. Licensor also reserves the right to charge interest on late payments. In addition, either party shall have the right to terminate this Agreement in whole or in part upon 30 days written notice to the other party, in the event the other party materially breaches this Agreement and fails to correct such breach within such 30-day period.

d.	Audit. Customer agrees, at Licensor’s request, to give Licensor reasonable access to Customer’s premises and records and to all computers on which the Software has been used or through which the OnLine Products have been accessed for the purpose of auditing Customer’s compliance with this Agreement. If Licensor’s audit finds that Customer has used Software in a manner not permitted by this Agreement, Customer shall pay Licensor any additional fees due under Licensor’s standard pricing schedule.

e.	Entire Agreement. These Terms and Conditions, the Order Document, any signed written agreement between Licensor and Customer relating to this license and the documents to which they refer constitute the entire agreement between Licensor and Customer relating to the subject matter hereof. This Agreement may not be changed in any way except by a writing executed by both parties. If Customer submits a purchase order to purchase licenses or services under this Agreement, any terms of that purchase order that are different from the terms of this Agreement shall be of no effect. The waiver or failure of Licensor to exercise any rights under this Agreement shall not be deemed a waiver of any further right under this Agreement.

f.	Severability. If any term of this Agreement is declared invalid by a court of competent jurisdiction or by operation of law, the remaining terms shall be unimpaired, and the invalid term shall be replaced by such valid term as comes closest to the intention underlying the invalid term.

g.	Force Majeure. Neither party shall be liable for any failure to perform hereunder due to causes beyond its reasonable control.

h.	International. The parties hereby confirm their request that this Agreement and all documents related directly or indirectly thereto be drafted in the English language. Les parties aux présentes reconnaissent avoir requis que la présente convention ainsi que tous les documents qui s’y rattachent directement ou indirectement soient rédigés en langue anglaise. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions, which are contemplated by this Agreement.

i.	US Government End Users. If Customer is a branch or agency of the US government: The Licensed Materials are composed of “commercial computer software” and “commercial computer software documentation” as such terms are used in 48 CFR 12.212 (SEPT. 1995) and are provided to the Government (a) for acquisition by or on behalf of civilian agencies, consistent with the policy set forth in 48 CFR 12.212; or (b) for acquisition by or on behalf of units of the Department of Defense consistent with the policies set forth in 48CFR 227.7202-1 (Jun 1995) and 227.7202-3 (Jun 1995).

j.	Confidentiality. The source code and accompanying technical documentation to the Licensed Materials shall be deemed Confidential Information under Section 6 of the SLC License Agreement dated even herewith between Customer and Licensor. Customer shall not disclose the source code to any other party and shall destroy or return to Licensor all copies of the source code upon termination of this Agreement.

k.	Pass-Through Terms. With respect to Customer use of the subject matter of the Amended and Restated License Agreement dated January 1, 2001 by and between Scientific Learning Corporation, Dr. Susan Curtiss and Dr. Jeni Yamada (“Curtiss Agreement”), Customer shall comply with the conditions , obligations and restrictions imposed on Licensor under the Curtiss Agreement. In particular, Customer shall not modify such subject matter, or use such subject matter apart from the Software.